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                               ARTICLES OF AMENDMENT
                            OF ARTICLES OF INCORPORATION
                                         OF
                             RURAL CELLULAR CORPORATION


       Pursuant to and in accordance with the provisions of Minnesota Statutes Section 302A.135, the following amendment to the Articles of Incorporation of Rural Cellular Corporation, a Minnesota corporation, was duly adopted at a meeting of the Shareholders of the Corporation held September 15, 1995 by the affirmative vote of the holders of two-thirds of the outstanding shares of the Corporation entitled to vote at such meeting.

       The Articles of Incorporation of Rural Cellular Corporation are hereby amended and restated in their entirety to read as follows:

                                     ARTICLE I.
                             NAME AND REGISTERED OFFICE

       1.01   NAME. The name of this Corporation is Rural Cellular
Corporation.

       1.02 REGISTERED OFFICE. The address of the registered office of this Corporation in the State of Minnesota is 2819 Highway 29 South, Midway Mall, Alexandria, Minnesota 56308.

                                    ARTICLE II.
                              SHARES AND SHAREHOLDERS

       2.01 NUMBER AND CLASSES OF SHARES. The aggregate number of shares of capital stock which this Corporation shall have the authority to issue is 30,000,000 shares, of which 15,000,000 shares shall be Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), 5,000,000 shares shall be Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), and 10,000,000 shares shall be undesignated shares of capital stock, $.01 par value per share (the "Undesignated Shares"). (The Class A Common Stock and Class B Common Stock are sometimes referred to collectively herein as the "Common Stock.") The Board of Directors is authorized to establish from the Undesignated Shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to set forth the designation of each such class or series, and to fix the relative rights and preferences of each such class or series to the full extent permitted by law. Except as otherwise provided in Section 2.02 hereof, the Board shall be authorized to issue shares of Common Stock to holders of

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Common Stock and to holders of any class or series of Undesignated Shares and to issue shares of any class or series of Undesignated Shares to holders of Common Stock and to holders of any class or series of Undesignated Shares, in any case, for any purpose. If at any time no Class B Common Stock remains outstanding, the Board of Directors is authorized to redesignate the Class B Common Stock as Class A Common Stock.

       2.02 RELATIVE RIGHTS AND PREFERENCES. Except as otherwise expressly provided in this Section 2.02, the Class A Common Stock and the Class B Common Stock shall have the same rights and preferences and shall rank equally, share ratably, and be identical in all respects as to all matters. The holders of Class A Common Stock and Class B Common Stock shall have the following rights and preferences, subject to the rights and preferences of holders of any preferred stock that may be authorized by the Board of Directors of the Corporation pursuant to Section 2.01 of this Article II.

              (a)    DIVIDENDS.

                     Subject to the rights of the holders of any preferred stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that no dividend may be declared and paid to holders of Class B Common Stock unless at the same time the Board of Directors shall also declare and pay to the holders of Class A Common Stock a per share dividend equal to and, subject to the next sentence, in the same form as the dividend declared and paid to holders of Class B Common Stock, and vice versa. Common stock dividends declared on the Class A Common Stock shall be payable in Class A Common Stock and common stock dividends declared on Class B Common Stock shall be payable in Class B Common Stock.

              (b)    VOTING.

                     (1) On all matters upon which holders of Class A Common Stock and Class B Common Stock are entitled or permitted to vote, every holder of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation and every holder of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation.

                     (2) Except as may otherwise be required by law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of any preferred stock.

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              (c)    CONVERSION.

                     Each share of Class B Common Stock may, at the option of the holder thereof, at any time, be converted into one fully paid and nonassessable share of Class A Common Stock. All of the issued and outstanding shares of Class B Common Stock shall be automatically converted into an equal number of fully paid and nonassessable shares of Class A Common Stock upon the affirmative vote of the holders of not less than 66-2/3% of the issued and outstanding shares of Class B Common Stock. Issued and outstanding shares of Class B Common Stock shall be automatically converted into an equal number of fully paid and nonassessable shares of Class A Common Stock if they are ever voluntarily or involuntarily sold, assigned or otherwise transferred by any holder to any person which is not an "affiliate" (as hereinafter defined) of such holder. As used in this Section 2.02, an "affiliate" of a holder means any individual, partnership, corporation, association, trust, or other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such holder.

              (d)    SUBDIVISIONS AND COMBINATIONS OF SHARES.

                     If the Corporation in any manner subdivides or combines the outstanding shares of one class or series of Common Stock at a time when any shares of any other class or series are outstanding, the outstanding shares of all of the other classes and series of Common Stock will be likewise subdivided or combined.

              (e)    LIQUIDATION OR DISSOLUTION.

                     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, holders of Class A Common Stock and holders of Class B Common Stock shall receive a pro rata distribution of any remaining assets after payment or provision for liabilities and any liquidation preference on preferred stock, if any.

       2.03 PREEMPTIVE RIGHTS. No shareholder of the Corporation shall have any preemptive rights to subscribe for or purchase his or her proportionate share of any stock of the Corporation, now or hereafter authorized or issued.

       2.04 CUMULATIVE VOTING. No shareholder shall have the right to cumulate his or her votes in the election of directors or for any other purpose whatsoever.

       2.05   RESTRICTIONS ON FOREIGN OWNERSHIP OF SHARES.

                     (a) No shares of stock of the Corporation of any class or series outstanding at any time shall be owned of record or beneficially by a person (as defined in Section 2.05(c) hereof) whose ownership thereof would constitute a violation of Section 310(a) or 310(b) of the Communications Act of 1934, as amended, or any similar or successor federal statutes.

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                     (b)    The Corporation may, in its sole discretion, redeem
       any outstanding shares of stock of any class or series that are owned in violation of Section 2.05(a) hereof. Shares redeemed by the Corporation under this Section 2.05(b) may be redeemed for cash, property, or rights, including securities of the Corporation or another corporation, at the lesser of (i) the fair market value at the time of the redemption or
       (ii) the holder's purchase price, provided the holder purchased such shares within a year prior to the redemption. The Board of Directors shall have sole discretion to determine whether shares are owned in violation of 2.05(a) hereof, the fair market value of any shares to be redeemed, and the value of any non-cash consideration to be provided for such shares in any such redemption.

                     (c) For purposes of this Section 2.05, "person" shall mean an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, a government, or any department or agency thereof, or any other legal entity.

                                    ARTICLE III.
                                     DIRECTORS

       3.01 NUMBER AND CLASSIFICATION OF DIRECTORS. The number of directors constituting the Board of Directors shall be fixed in the manner provided by the Bylaws of the Corporation, subject to the limitation that the number of directors of the Corporation shall not be fewer than three unless the outstanding shares of the Corporation are held of record by fewer than three shareholders, in which event there need be only as many directors as there are shareholders. In the event, in accordance with the Bylaws of the Corporation, the Board of Directors shall consist of three or more members, the Board of Directors shall divide itself into three classes, each class to be as nearly equal in number as possible, the term of office of directors of the first class to expire at the first regular meeting of shareholders after its election, that of the second class to expire at the second regular meeting after its election and that of the third class to expire at the third regular meeting after its election. At each regular meeting following such classification and division of the members of the Board of Directors, a number of directors equal to the number of directorships in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding regular meeting of shareholders. Any vacancy in the Board of Directors for any reason and any newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors acting by a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen. No decrease in the number of directors shall shorten the term of any incumbent director.

       Notwithstanding the foregoing, whenever the holders of any one or more classes of capital stock (other than Common Stock) issued by this Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by or pursuant to the applicable terms of the certificate of designation or other

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instrument creating such class or series of capital stock, and such directors so elected shall not be divided into classes pursuant to this Section 3.01 unless expressly provided by such terms.

       3.02 REMOVAL OF DIRECTORS. No member of the Board of Directors of the Corporation may be removed unless such removal is approved by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all shares outstanding and entitled to vote for the election of directors.

                                    ARTICLE IV.
                                   WRITTEN ACTION

       Any action, other than an action requiring shareholder approval, required or permitted to be taken at a meeting of the Board of Directors of this Corporation may be taken by written action signed by the number of directors required to take the same action at a meeting of the Board of Directors at which all directors were present. Any action requiring shareholder approval required or permitted to be taken at a meeting of the Board of Directors of this Corporation may be taken by written action signed by all of the directors.

                                     ARTICLE V.
                 LIMITATION ON DIRECTOR LIABILITY; INDEMNIFICATION

       5.01 LIMITATION OF DIRECTOR LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (a) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (b) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) liability based on the payment of an improper dividend or an improper repurchase of the Corporation's stock under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chapter 302A) or on violation of state securities laws (Minnesota Statutes Section 80A.23); (d) liability for any transaction from which the director derived an improper personal benefit; or (e) liability for any act or omission occurring prior to the date this Article V becomes effective. If Chapter 302A, the Minnesota Business Corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article V shall not be deemed to limit or preclude indemnification of a director by this Corporation for any liability of a director which has not been eliminated by the provisions of this Article V.

       5.02 INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by applicable law, (a) indemnify, and (b) advance litigation expenses prior to the final disposition of

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an action, to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, arbitration or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or served any other enterprise as a director or officer at the request of the Corporation and such rights of indemnification and to advancement of litigation expenses shall also be applicable to the heirs and personal representatives of such director or officer. The foregoing provisions of this Section 5.02 shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in such capacity at any time while this Section 5.02 is in effect, and any repeal or modification hereof shall not affect the rights or obligations then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such stated facts. The foregoing rights of indemnification and to advancement of litigation expenses shall not be deemed exclusive of any other rights to which any director, officer, employee or agent or his or her legal representatives may be entitled apart from the provisions of the Section 5.02.

                                    ARTICLE VI.
                       AMENDMENT OF ARTICLES OF INCORPORATION

       Except as otherwise provided in this Article VI, any amendment of these Articles of Incorporation may be adopted by the affirmative vote of the holders of at least a majority of the voting power of all shares present and entitled to vote on the amendment (voting together as a single class), except where a larger proportion is required by law or a shareholder control agreement. Notwithstanding any other provisions of these Articles of Incorporation to the contrary (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, the Bylaws or these Articles of Incorporation), the affirmative vote of the holders of at least two-thirds of the voting power of all shares present and entitled to vote (voting together as a single class) shall be required to amend these Articles of Incorporation to adopt, amend or repeal any provisions inconsistent with Articles III, VI and/or VII hereof.

                                    ARTICLE VII.
                                SHAREHOLDER APPROVAL

       7.01 Except as otherwise expressly provided in Section 7.02 hereof, the affirmative vote of the holders of at least two-thirds of the voting power of all Class A shares present and entitled to vote on the action and two-thirds of the voting power of all Class B shares present and entitled to vote on the action shall be required to approve each of the following extraordinary actions:

              (a) any sale, lease, exchange, transfer or other disposition of all or substantially all of the property and assets of the Corporation not in the usual and regular course of its business;

              (b)    any plan of merger, consolidation or exchange;

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              (c)    the voluntary dissolution of the Corporation by act of the
       Corporation; and

              (d) revocation of voluntary dissolution proceedings previously inaugurated by the Corporation.

       7.02 The provisions of Section 7.01 hereof shall not be applicable to any action described in subsections 7.01(a) through (d), and such action shall require only the affirmative vote of the holders of at least a majority of the voting power of all shares present and entitled to vote on the action (voting together as a single class), if the proposed action has been approved by the affirmative vote of two-thirds of the directors of the Corporation.

       The foregoing restated Articles of Incorporation supersede the original Articles and all amendments thereto.

       I swear that the foregoing is true and accurate and that I have authority to sign these Articles of Amendment on behalf of the Corporation.

                                       RURAL CELLULAR CORPORATION


                                       By:  Richard Ekstrand
                                           -----------------------------------
                                            Its President





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